Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

Robert (Kelly) Kramer	Gavin Bell
NCR Corporation	NCR Corporation
(770) 623-7215	(212) 589-8468
kelly.kramer@ncr.com	gavin.bell@ncr.com

For Release on October 23, 2008

NCR Posts Strong Revenue, Earnings Growth in 2008 Third-Quarter

•	Total revenue increase of 8 percent; growth across all key geographies

•	GAAP EPS from continuing operations was $0.49 per diluted share; non-GAAP EPS from continuing operations was $0.55 per diluted share(1)

•	Cash provided by operating activities was $157 million, an improvement of $92 million versus third quarter of 2007

•	NCR raises 2008 outlook

DAYTON, Ohio – NCR Corporation (NYSE: NCR) reported financial results today for the three months ended September 30, 2008. Reported revenue of $1.38 billion increased 8 percent over the third quarter of 2007 and included approximately 2 percentage points of benefit from foreign currency translation.

NCR reported third-quarter income from continuing operations of $82 million, or $0.49 per diluted share, compared to $33 million or $0.18 per diluted share in the third quarter of 2007. Income from continuing operations for the third quarter of 2008 included $12 million ($10 million after-tax) in costs, or $0.06 per diluted share, resulting from organizational realignment activities. In the third quarter of 2007, income from continuing operations included $39 million of after-tax costs, or $0.21 per diluted share, related to manufacturing realignment, the Teradata spin-off and a realignment initiative in Japan. Excluding these items, non-GAAP earnings from continuing operations(1) in the third quarter of 2008 were $0.55 per diluted share, which compares to $0.39 per diluted share in the prior year period.

“NCR delivered strong third quarter results, showing solid revenue growth across our core solutions and geographies,” said Bill Nuti, chairman and chief executive officer of NCR. “We demonstrated resiliency in a weakened economic environment because

-more-

we are executing well against our strategic priorities; managing for profitable revenue growth, building a sustainable and leading cost structure, and improving our working capital position. While we are managing prudently through the current macro environment, our focus on meeting the emerging demand for self-service solutions from customers who are seeking to strengthen their relationships with consumers, combined with the efficiencies we continue to build into our business model, gives us confidence to raise our revenue and profit outlook for 2008.”

Third Quarter-2008 Highlights

Financial Highlights

Year-over-year revenue growth in the Americas region of 9 percent was primarily driven by the increase in sales to financial institutions. In the Europe-Middle East-Africa region, revenues increased 4 percent year-over-year, in addition to the 18 percent year-over-year growth that was realized in the third quarter of 2007. Revenues in the Asia-Pacific-Japan region grew 14 percent year-over-year, driven by strong demand for our products and services in China and Japan.

As shown on Schedule B, income from operations was $100 million in the third quarter of 2008 and included $5 million of pension expense and $12 million of costs related to organizational realignment. This compares to $38 million of income from operations in the third quarter of 2007, which included $12 million of pension expense and pre-tax costs of $49 million as previously described. Excluding these items and pension expense, non-GAAP income from operations(2) increased 18 percent to $117 million in the third quarter of 2008 compared to $99 million in the third quarter of 2007.

NCR generated $157 million of cash from operating activities during the third quarter of 2008, compared to $65 million in the year-ago period. Capital expenditures of $37 million in the third quarter of 2008 increased from $25 million in the year-ago period. NCR generated $120 million of free cash flow (cash from operations less capital expenditures)(3) in the third quarter of 2008, compared to free cash flow of $40 million in the third quarter of 2007. Free cash flow in the most recent quarter benefited from reduced levels of accounts receivable and inventory.

Year-to-date, NCR generated $307 million of cash from operating activities, compared to $92 million during the year-ago period. Capital expenditures of $105 million in the first nine months of 2008 were up from $78 million in the first nine months of 2007. NCR generated $202 million of free cash flow (3) in the first nine months of 2008, compared to free cash flow of $14 million in the first nine months of 2007.

In addition, the company used $104 million of cash to repurchase approximately 4.1 million shares of NCR stock in the third quarter.

The income tax expense in the third quarter of 2008 includes a $16 million benefit related to Internal Revenue Service audit settlements for the years 2000 through 2006.

New Product Highlights

In the third quarter, NCR continued to execute on the largest new product introductions in the company’s history, delivering enhanced solutions to customers in the financial and retail industry markets, as well as verticals such as healthcare and entertainment that offer additional growth opportunities for self-service solutions.

The rollout of NCR SelfServTM, NCR’s new automated teller machine (ATM) product family, continues to progress successfully with over 8,000 units ordered by more than 230 customers around the globe year-to-date. NCR SelfServ has been installed by major customers both in developed and emerging markets, including Australia, Canada, China, Russia, Saudi Arabia, Spain, Turkey, the United Kingdom and the United States. By year-end 2008, the company anticipates that new customer orders for NCR SelfServ will surpass those of the NCR Personas ATM product line, further validating customer confidence in NCR’s SelfServ family of ATMs.

Earlier this month, NCR introduced its latest point-of-sale workstation, the NCR RealPOS™ 70XRT, at the 2008 NACS (the association for convenience and petroleum retailing) Show in Chicago. Featuring advanced Intel® technology, the NCR RealPOS 70XRT is designed to deliver powerful and efficient technology, innovative design, and industry-leading serviceability and manageability to retailers around the globe in the hospitality and convenience industries, as well as other retail industries. The NCR RealPOS 70XRT is supported by a comprehensive suite of services designed to achieve a faster return on investment and increased customer satisfaction.

NCR extended its self-service portfolio further into the international healthcare market with the introduction of its China-customized patient registration and payment solution, NCR MediKiosk, at the 12th China Hospital Information Networks Conference. Building on the foundation of NCR’s world-leading healthcare solutions, this customized suite is specially designed to meet the unique requirements of China’s healthcare industry. The NCR MediKiosk solution connects to the Hospital Information System of China’s healthcare institutions and allows patients to register, pay bills and print invoices. The customized solution provides tools to help hospitals streamline workflow, reduce management costs, improve service quality and enhance the overall patient experience.

In the entertainment market, NCR and Toshiba agreed to enter into an equity investment in MOD Systems, an industry-leading provider of digital media delivery systems for retailers. The investment is part of an aggressive initiative to leverage breakthrough portable digital storage technology that offers the potential to revolutionize how consumers download movies, TV shows, music and other digital content at a wide variety of locations, and then replay it on multiple devices. The initiative will combine technologies developed by each company, and is aimed at meeting the explosive demand for easier access to high-quality digital entertainment and other content.

2008 Outlook

NCR now expects 2008 year-over-year revenue growth of 8 to 9 percent, which represents an increase from the previously provided guidance of 6 to 8 percent revenue growth.

Additionally, NCR now expects its full-year 2008 GAAP earnings from continuing operations to be $1.54 to $1.59 per diluted share and non-GAAP earnings from continuing operations to be $1.67 to $1.72 per diluted share.(1)

	Revised 2008 Guidance	Prior 2008 Guidance
Year-over-year revenue growth:
Total NCR	8 - 9%	6 - 8%

Diluted earnings per share – GAAP	$1.54 - $1.59	$1.55 - $1.60
Non-GAAP (does not include certain items)(1)	$1.67 - $1.72	$1.62 - $1.67

2008 Third Quarter Earnings Conference Call

A conference call is scheduled today at 8:00 a.m. (EDT) to discuss the company’s 2008 third-quarter results and guidance for full-year 2008. Access to the conference call, as well as a replay of the call, is available on NCR’s website at http://investor.ncr.com/. Supplemental financial information regarding NCR’s third quarter 2008 operating results is also available on NCR’s website.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company leading how the world connects, interacts and transacts with business. NCR’s assisted- and self-service solutions and comprehensive support services address the needs of retail, financial, travel, healthcare, hospitality, entertainment, gaming and public sector organizations in more than 100 countries. NCR (www.ncr.com) is headquartered in Dayton, Ohio.

# # #

NCR is a trademark of NCR Corporation in the United States and other countries.

Reconciliation of Diluted Earnings From Continuing Operations GAAP to Non-GAAP Measures

	Q3 2008 Actual	Q3 2007 Actual	Revised 2008 Guidance
Diluted Earnings Per Share (GAAP)	$0.49	$0.18	$1.54 - $1.59
Organizational realignment costs, net	(0.06)	—	(0.20)
Gain on sale of Canadian manufacturing facility	—	—	0.07
Japan realignment costs	—	(0.13)	—
Spin-off of Teradata – separation costs	—	(0.06)	—
Manufacturing realignment costs, net	—	(0.02)	—

Diluted Earnings Per Share (non-GAAP)(1)	$0.55	$0.39	$1.67 - $1.72

Free Cash Flow From Continuing Operations

(in millions)

	For the Periods Ended September 30
	Three Months		Nine Months
	2008	2007	2008	2007
Cash provided by operating activities (GAAP)	$157	$65	$307	$92
Less capital expenditures for:
Expenditures for property, plant and equipment	(22)	(13)	(58)	(43)
Additions to capitalized software	(15)	(12)	(47)	(35)

Total capital expenditures	(37)	(25)	(105)	(78)

Free cash flow (non-GAAP)(3)	$120	$40	$202	$14

(1)	NCR’s management evaluates the company’s results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. In addition, management uses earnings per share excluding these items to manage and determine effectiveness of its business managers and as a basis for incentive compensation. These non-GAAP measures should not be considered as substitutes for or superior to results determined in accordance with GAAP.

NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, the company believes that certain non-GAAP measures found in this release are useful for investors.

(2)	The segment results discussed in this earnings release exclude the impact of pension expense and certain items. Schedule B, included in this earnings release, reconciles total income from operations excluding pension expense and certain items to income from operations for the company. NCR’s management evaluates the company’s results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. These non-GAAP measures should not be considered as substitutes for or superior to results determined in accordance with GAAP.

(3)	NCR defines free cash flow as cash provided/used by operating activities less capital expenditures for property, plant and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and, therefore, NCR’s definition may differ from other companies’ definitions of this measure. NCR’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered a substitute for or superior to cash flows from operating activities determined in accordance with GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include those relating to: the uncertain economic climate, in particular the current global credit crisis, could impact the ability of our customers to make capital expenditures, thereby affecting their ability to purchase our products, and consolidation in the financial services sector could impact our business by reducing our customer base; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-service technologies), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; the effect of currency translation; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings; tax rates; ability to execute our business and reengineering plans, including potential impact from our recent transition from a business unit to functional organizational model; turnover of workforce and the ability to attract and retain skilled employees, especially in light of continued cost-control measures being taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended September 30
	Three Months		Nine Months
	2008	2007	2008	2007
Revenue
Products	$757	$693	$2,064	$1,809
Services	622	585	1,830	1,640

Total revenue	1,379	1,278	3,894	3,449
Cost of products	560	513	1,513	1,378
Cost of services	509	503	1,525	1,383

Total gross margin	310	262	856	688
% of Revenue	22.5%	20.5%	22.0%	19.9%

Selling, general and administrative expenses	175	187	518	492
Research and development expenses	35	37	111	96

Income from operations	100	38	227	100
% of Revenue	7.3%	3.0%	5.8%	2.9%

Interest expense	6	6	17	18
Other income, net	(5)	(18)	(17)	(34)

Income before income taxes and discontinued operations	99	50	227	116
% of Revenue	7.2%	3.9%	5.8%	3.4%

Income tax expense	17	17	51	41

Income from continuing operations	82	33	176	75
(Loss) income from discontinued operations, net of tax	(2)	20	(4)	110

Net income	$80	$53	$172	$185

Net income per common share from continuing operations

Basic	$0.50	$0.18	$1.05	$0.42

Diluted	$0.49	$0.18	$1.03	$0.41

Net income per common share

Basic	$0.49	$0.29	$1.03	$1.03

Diluted	$0.48	$0.29	$1.01	$1.01

Weighted average common shares outstanding
Basic	163.2	180.6	167.6	180.0
Diluted	166.2	182.3	170.6	182.4

Schedule B

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME SUMMARY

(Unaudited)

(in millions)

	For the Periods Ended September 30
	Three Months			Nine Months
	2008	2007	% Change	2008	2007	% Change
Revenue by segment
Americas	$620	$569	9%	$1,685	$1,512	11%
EMEA	502	483	4%	1,508	1,302	16%
APJ	257	226	14%	701	635	10%

Consolidated revenue	$1,379	$1,278	8%	$3,894	$3,449	13%

Gross margin by segment
Americas	$115	$111		$316	$302
% of Revenue	18.5%	19.5%		18.8%	20.0%
EMEA	140	126		408	320
% of Revenue	27.9%	26.1%		27.1%	24.6%
APJ	69	60		172	148
% of Revenue	26.8%	26.5%		24.5%	23.3%

Total—segment gross margin	$324	$297		$896	$770

% of Revenue	23.5%	23.2%		23.0%	22.3%

Selling, general and administrative expenses	173	162		522	463
Research and development expenses	34	36		101	94

Non-GAAP income from operations	$117	$99		$273	$213

Pension expense	(5)	(12)		(18)	(29)
Other adjustments (1)	(12)	(49)		(28)	(84)

Income from operations	$100	$38		$227	$100

(1)

Other adjustments in 2008 include organizational realignment costs and a gain from the sale of a manufacturing facility in Canada. Other adjustments in 2007 include costs from manufacturing realignment, Japan realignment and the spin-off of Teradata.

Schedule C

NCR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	September 30 2008	June 30 2008	December 31 2007
Assets
Current assets
Cash and cash equivalents	$733	$754	$952
Accounts receivable, net	943	991	1,167
Inventories, net	711	735	717
Other current assets	242	285	252

Total current assets	2,629	2,765	3,088

Property, plant and equipment, net	308	305	313
Goodwill	84	67	64
Prepaid pension cost	799	841	776
Deferred income taxes	179	202	210
Other assets	407	376	329

Total assets	$4,406	$4,556	$4,780

Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$301	$301	$1
Accounts payable	443	469	516
Payroll and benefits liabilities	183	176	231
Deferred service revenue and customer deposits	364	411	359
Other current liabilities	427	418	423

Total current liabilities	1,718	1,775	1,530

Long-term debt	7	8	307
Pension and indemnity plan liabilities	421	442	433
Postretirement and postemployment benefits liabilities	382	362	359
Deferred income taxes	60	56	45
Income tax accruals	180	181	165
Other liabilities	114	127	165
Minority interests	21	19	19

Total liabilities	2,903	2,970	3,023

Stockholders’ equity
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding at September 30, 2008, June 30, 2008 and December 31, 2007, respectively	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 161.4, 165.1 and 178.2 shares issued and outstanding at September 30, 2008, June 30, 2008 and December 31, 2007, respectively	2	2	2
Paid-in capital	295	389	683
Retained earnings	1,780	1,700	1,608
Accumulated other comprehensive loss	(574)	(505)	(536)

Total stockholders’ equity	1,503	1,586	1,757

Total liabilities and stockholders’ equity	$4,406	$4,556	$4,780

Schedule D

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Periods Ended September 30
	Three Months		Nine Months
	2008	2007	2008	2007
Operating activities
Net income from continuing operations	$82	$33	$176	$75

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28	27	83	81
Stock-based compensation expense	10	19	30	28
Excess tax benefit from stock-based compensation	(1)	(2)	(2)	(7)
Deferred income taxes	8	6	29	28
Gains on sale of property, plant and equipment	(1)	(1)	(28)	(5)
Changes in assets and liabilities:
Receivables	48	(11)	224	(2)
Inventories	24	(64)	6	(127)
Current payables and accrued expenses	(37)	16	(140)	(37)
Deferred service revenue and customer deposits	(47)	9	5	24
Employee severance and pension	(17)	17	(21)	7
Other assets and liabilities	60	16	(55)	27

Net cash provided by operating activities	157	65	307	92

Investing activities
Expenditures for property, plant and equipment	(22)	(13)	(58)	(43)
Proceeds from sales of property, plant and equipment	1	4	54	15
Additions to capitalized software	(15)	(12)	(47)	(35)
Other investing activities and business acquisitions, net	(31)	(5)	(54)	(4)

Net cash used in investing activities	(67)	(26)	(105)	(67)

Financing activities
Purchase of Company common stock	(104)	—	(424)	—
Excess tax benefit from stock-based compensation	1	2	2	7
Short-term borrowings, additions	(1)	—	—	(1)
Proceeds from employee stock plans	5	7	15	43
Distribution to discontinued operations	—	(196)	—	(196)
Other financing activities, net	—	—	—	1

Net cash used in financing activities	(99)	(187)	(407)	(146)

Cash flows from discontinued operations
Net cash (used in) provided by operating activities	(1)	55	(17)	261
Net cash used in investing activities	—	(23)	—	(74)
Net cash provided by financing activities	—	2	—	5

Net cash (used in) provided by discontinued operations	(1)	34	(17)	192

Effect of exchange rate changes on cash and cash equivalents	(11)	8	3	15

(Decrease) increase in cash and cash equivalents	(21)	(106)	(219)	86
Cash and cash equivalents at beginning of period	754	1,139	952	947

Cash and cash equivalents at end of period	$733	$1,033	$733	$1,033